UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2010

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	office and registrant’s telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, INC.
Form 8-K/A
Amendment No. 1

Explanatory Note

This Amendment No. 1 to Form 8-K (“Amendment”) amends information reported by IDACORP, Inc. (“IDACORP”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2010 (the “Original Form 8-K”).  This Amendment is filed by IDACORP to amend the number of broker non-votes reported under Item 5.07 of the Original Form 8-K in connection with the proposal to elect three directors for three-year terms.  Item 5.07 of the Original Form 8-K, as amended, is set forth in its entirety below.  No other amendments are being made to the Original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

IDACORP’s Annual Meeting of Shareholders was held on May 20, 2010.  Four proposals were submitted to shareholders as described in the 2010 Proxy Statement and were approved by shareholders at the meeting.  The proposals and the results of the shareholder votes are as follows.

Proposal to elect three directors for three-year terms	For	Withheld	Broker Non-Votes

Judith A. Johansen	33,674,583	596,222	7,090,624
J. LaMont Keen	33,613,949	656,856	7,090,624
Robert A. Tinstman	33,388,273	882,532	7,090,624

All of IDACORP’s nominees were elected, with each nominee receiving a plurality of the votes cast.

	For	Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Deloitte & Touche LLP as IDACORP’s independent registered public accounting firm for the fiscal year ending December 31, 2010	38,804,151	2,305,213	252,065	–

The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

	For	Against	Abstentions	Broker Non-Votes
Proposal to re-approve the material terms of the performance goals under the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m)	37,569,509	3,435,529	356,391	–

The proposal was approved, with a majority of the votes cast in favor of re-approval.

	For	Against	Abstentions	Broker Non-Votes
Proposal to approve the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m)	39,359,084	1,620,297	382,048	–

The proposal was approved, with a majority of the votes cast in favor of approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2010

IDACORP, Inc.

By:      /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services and
Chief Financial Officer